Exhibit 23.4



                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Chevron Corporation of our report dated February 26, 2001, relating to the financial statements and financial statement schedule, which appears in Chevron Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




  /s/ PricewaterhouseCoopers LLP
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   Pricewaterhouse Coopers LLP


San Francisco, California
April 10, 2001